Exhibit 10.5

TAKE-TWO INTERACTIVE SOFTWARE, INC.
SECOND AMENDMENT TO
RESTRICTED STOCK AGREEMENT

This Second Amendment (this “Second Amendment”) to the Restricted Stock Agreement, dated as of May 20, 2011 and previously amended by the Amendment made effective as of December 2, 2014 (together, the “Agreement”), by and between Take-Two Interactive Software, Inc. (the “Company”) and ZelnickMedia Corporation (the “Participant”), is made effective as of April 24, 2015.

WHEREAS, the Company and the Participant are parties to the Agreement; and

WHEREAS, the Company and the Participant now desire to amend the Agreement in order to amend the vesting dates applicable to certain Shares of Restricted Stock granted pursuant to the Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.                                      Capitalized Terms.  Capitalized terms that are not defined in this Second Amendment shall have the meanings ascribed thereto in the Agreement.

2.                                      Amendment to the Agreement.  The vesting table contained in Section 3(c)(i) of the Agreement is hereby amended in its entirety to read as follows:

Vesting Date	Shares Vested

April 1, 2012	275,000
April 1, 2013	275,000
April 1, 2014	275,000
May 20, 2015	275,000

3.                                      Ratification and Confirmation.  Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects and remains in full force and effect, it being the intention of the parties hereto that this Second Amendment and the Agreement be read, construed and interpreted as one and the same instrument.  In the event of any conflict between the terms of this Second Amendment and the terms of the Agreement, the terms of this Second Amendment shall control.

4.                                      Affirmations of the Participant.  By the Participant’s signature below, the Participant represents to and agrees with the Company that the Participant hereby accepts this Second Amendment subject to all of the terms and provisions hereof. The Participant has reviewed this Second Amendment in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Second Amendment and fully understands all of the provisions of this Second Amendment.

5.                                      Governing Law.  This Second Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

6.                                      Headings.  Section headings are for convenience only and shall not be considered a part of this Second Amendment.

7.                                      Counterparts.  This Second Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

*  *  *

IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Agreement on the 24th April 2015.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Daniel Emerson
Name: Daniel Emerson
Title: Executive Vice President and General Counsel

ZELNICKMEDIA CORPORATION

By:	/s/ Karl Slatoff
Name: Karl Slatoff
Title: Partner